Exhibit 10.3.5
SERACARE LIFE SCIENCES, INC.

Fiscal 2012 Director Compensation Program

Set forth below are the terms of compensation for members of the Board of Directors (the “Board”) of SeraCare Life Sciences, Inc., a Delaware corporation (the “Company”), as well as the terms of compensation for the various committees of the Board, for the fiscal year beginning October 1, 2011.

The Compensation Committee of the Board is providing for the common stock and options to be granted as set forth below to members of the Board under the Company’s 2009 Equity Incentive Plan (the “2009 Plan”), pursuant to the Compensation Committee’s authority under Section 3 of the 2009 Plan to grant and determine the terms of awards under the 2009 Plan.  Any grant shall be subject to the availability of shares under the 2009 Plan for the grant.

The number of shares of common stock that shall be granted to any Board member shall be equal in number to (1) the dollar amount of the payment to be made in shares of common stock, divided by (2) the greater of U.S. $1.00 or the closing price per share of the Company’s common stock on the first trading day of the quarter when payment is due (or, in the case of the first quarter of fiscal 2012, the date of adoption of this plan).  The resulting share totals shall be rounded down to the nearest whole share and any fractional amount shall be paid in cash.

Payments to Board members for fees for meetings of the Board and committees as provided herein shall not exceed $7,500 in the aggregate per fiscal quarter for all meetings of the Board and committees held during such fiscal quarter.

Compensation for Members of the Board

•           All Board members (other than Board members who are also employees of the Company) shall receive an annual retainer of $10,000 in cash (pro-rated based on the actual period served) and $10,000 in common stock of the Company (pro-rated based on the actual period served). Such compensation shall be paid quarterly in advance.  Notwithstanding the foregoing, in the event that the shares of common stock of the Company remaining under the 2009 Plan are insufficient to satisfy a grant of common stock described above, then such award shall be paid in cash.

•           All Board members (other than Board members who are also employees of the Company) shall receive a five-year option to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, such grant to be made at such time as may be determined by the Board.  The Option will have a vesting period of twelve (12) months, which vests quarterly on a pro-rata basis.

•           For service as Chair of the Board of Directors, the Chair will receive additional annual compensation of $10,000 in cash (pro-rated based on the actual period served), to be paid quarterly in advance. The Chair will also receive an additional option grant of 10,000 shares, such grant to be made at such time as may be determined by the Board.

•           All Board members (other than Board members who are also employees of the Company) shall be reimbursed in cash for their expenses reasonably incurred in serving as Board members and shall also be paid a cash fee of (i) $2,000 for each meeting of the Board of Directors attended in person, and (ii) $500 for each meeting attended telephonically.  Meeting fees will be paid quarterly in arrears.

Compensation for Members of the Audit Committee of the Board

•           All Audit Committee members other than the Chair of the committee will receive an annual cash fee of $5,000 (pro-rated based on the actual period served), to be paid quarterly in advance.

•           The Chair of the Audit Committee shall receive an annual cash fee of $7,500 (pro-rated based on the actual period served), to be paid quarterly in advance.

•           All Audit Committee members shall be reimbursed in cash for their expenses reasonably incurred in serving as Audit Committee members and shall also be paid a cash fee of (i) $2,000 for each committee meeting attended in person and (ii) $500 for each meeting attended telephonically, unless, in either case, such meeting is scheduled as an adjunct to a scheduled Board of Directors meeting for which the Directors are already being compensated.  Meeting fees will be paid quarterly in arrears.

Compensation for Members of the Compensation Committee of the Board

•           All Compensation Committee members other than the Chair of the committee will receive an annual cash fee of $2,500 (pro-rated based on the actual period served), to be paid quarterly in advance.

•           The Chair of the Compensation Committee shall receive an annual cash fee of $5,000 (pro-rated based on the actual period served), to be paid quarterly in advance.

•           All Compensation Committee members shall be reimbursed in cash for their expenses reasonably incurred in serving as Compensation Committee members and shall also be paid a cash fee of (i) $2,000 for each committee meeting attended in person and (ii) $500 for each meeting attended telephonically, unless, in either case, such meeting is scheduled as an adjunct to a scheduled Board of Directors meeting for which the Directors are already being compensated.  Meeting fees will be paid quarterly in arrears.

Compensation for Members of the Nominating and Corporate Governance
Committee of the Board

•           All Nominating and Corporate Governance Committee members other than the Chair of the committee will receive an annual cash fee of $2,500 (pro-rated based on the actual period served), to be paid quarterly in advance.

•           The Chair of the Nominating and Corporate Governance Committee shall receive an annual cash fee of $5,000 (pro-rated based on the actual period served), to be paid quarterly in advance.

•           All Nominating and Corporate Governance Committee members shall be reimbursed in cash for their expenses reasonably incurred in serving as Nominating and Corporate Governance Committee members and shall also be paid a cash fee of (i) $2,000 for each committee meeting attended in person and (ii) $500 for each meeting attended telephonically, unless, in either case, such meeting is scheduled as an adjunct to a scheduled Board of Directors meeting for which the Directors are already being compensated.  Meeting fees will be paid quarterly in arrears.

Other Compensation

•           Unless otherwise provided by the Compensation Committee or Board of Directors, all members (other than members who are also employees of the Company) of any other committees of the Board set up from time to time shall be reimbursed in cash for their expenses reasonably incurred in serving as members of such other committees of the Board and shall also be paid a cash fee of (i) $2,000 for each committee meeting attended in person and (ii) $500 for each meeting attended telephonically, unless, in either case, such meeting is scheduled as an adjunct to a scheduled Board of Directors meeting or other committee meeting for which the Directors are already being compensated.  Meeting fees will be paid quarterly in arrears.

•           In addition, the Compensation Committee or Board of Directors may from time to time compensate Directors for additional services performed at the request of the Board of Directors.